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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         -------------------------------

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                             SECURITIES ACT OF 1934


                                 AUGUST 23, 2000
                Date of Report (Date of earliest event reported)


                               PEPSIAMERICAS, INC.
               (Exact Name of Registrant as Specified in Charter)

        DELAWARE                      1-13914                   66-0433580
(State or Other Jurisdiction        (Commission               (IRS Employer
    of Incorporation)               File Number)            Identification No.)


                            3800 DAIN RAUSCHER PLAZA
                              66 SOUTH SIXTH STREET
                          MINNEAPOLIS, MINNESOTA 55402
          (Address of Principal Executive Offices, including Zip Code)


                                 (612) 661-3830
              (Registrant's Telephone Number, including Area Code)

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ITEM 5.  OTHER EVENTS.

         PepsiAmericas announced that a purported class action lawsuit has been filed in the District Court in Hennepin County Minnesota seeking primarily to enjoin the merger of PepsiAmericas and Whitman Corporation. The complaint, which was filed by Randy Cox, a purported stockholder of PepsiAmericas, names PepsiAmericas, Dakota Holdings, LLC and the directors of PepsiAmericas as defendants.

         The complaint alleges that the consideration to be paid to the public shareholders of PepsiAmericas in the merger is unfair and inadequate. The plaintiff seeks, among other things, class action certification, a declaration that the merger agreement with Whitman is unenforceable, and preliminary and permanent injunction from proceeding with or closing the proposed merger unless and until PepsiAmericas implements a procedure to obtain the highest price for its shareholders.

         PepsiAmericas believes that the allegations in the complaint are without merit and intends to vigorously defend the action.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 29, 2000                  PepsiAmericas, Inc.

                                        By:     /s/ Robert C. Pohlad
                                           -------------------------------------
                                                Robert C. Pohlad
                                                Chief Executive Officer














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